Exhibit 99.1

GBS Inc. Reports Third Quarter 2022 Financial Results and
Recent Business Highlights

- Initiated prospective study to collect coincident samples of oral fluid and blood following IRB approval -

- Finalizing site selection at the University of Newcastle campus for the high-tech manufacturing and production facility -

- $10.76 Million in Cash, Cash Equivalents, and Marketable Securities as of

March 31, 2022, provides estimated runway into H1 2023 -

-To host conference call and webcast today at 4:30 p.m. ET-

New York, NY, May 10, 2022 – GBS Inc. (Nasdaq: GBS), a life sciences company developing non-invasive, real-time diagnostic testing in the hands of patients and their primary health practitioners at point-of-care, today announced its financial results for the third quarter ended March 31, 2022 and provided recent business updates.

“This quarter has been extremely productive for the Company as we initiated enrollment of our prospective clinical study following Institutional Review Board approval. This clinical study will provide the robust correlation data required to support future submissions/applications for key regulatory approvals in both the U.S. and Asia,” Interim Chief Executive Officer of GBS, Dr. Steven Boyages stated. “We have carefully designed this trial to ensure that, collectively, the subjects enrolled for clinical investigation represent a cross-section of patients living with type 2 diabetes. The clinical trial site has completed approximately one quarter of the in-clinic portion of the IRB-approved protocol and shipped the first set of samples to Johns Hopkins Hospital, Department of Pathology, where the samples will be analyzed to determine the amount of glucose in oral fluids, venous blood and capillary blood. We remain focused and committed to meeting our milestone targets and look forward to updating the marking on our progress.”

Q3 2022 Recent Developments & Status Updates

Clinical Development

Initiated Trial:	Specimen Collection Methodology to Support Subsequent Correlation
Analyses of Glucose in Oral Fluids, Capillary, and Venous Blood

●	The lead clinical trial site will:

●	enroll approximately 40 adult subjects diagnosed with type 2 diabetes
●	provide adequate distribution of age and sex
●	collect and freeze saliva and blood samples for subsequent analysis

●	Quest Diagnostics® and the Johns Hopkins Hospital, Department of Pathology, will perform tests on the samples to determine the amount of glucose in oral fluids, venous blood and capillary blood
●	GBS will perform subsequent statistical analyses of the correlation of glucose levels
●	These data will lead to the development of an algorithm between plasma and salivary glucose

Manufacturing Facility & Equipment Sourcing

●	Project development plan underway with objective to commence construction during September 2022
●	Initial sourcing for required equipment completed in April. Early equipment acquisition allows for a more efficient build out process while at the same time ensuring the onsite manufacturing equipment is set in preparation for regulatory inspection of the facility.
●	Delivery of the initial batch of equipment is expected June 2022

Key Clinical & Operational Milestone Targets

●	Initial data from time-course correlation study by July 2022
●	Preliminary Biosensor response by September 2022
●	Site selection completed with University of Newcastle by August 2022
●	Delivery of required equipment for manufacturing build out by December 2022
●	Biosensor Algorithm Development by December 2022

Third Quarter 2022 Financial Results

As of March 31, 2022, the Company’s cash, cash equivalents and marketable securities totaled approximately $10.76 million, compared to approximately $12.57 million on June 30, 2021.

For the quarter ended March 31, 2022, the Company had a preliminary net loss of $1.34 million or $0.09 per share, compared to a net loss of $3.14 million or $0.27 per share for the same period in 2021. This is predominantly due to the timing of R&D expenditures and government support income.

As of March 31, 2022, the Company had 14.90 million shares outstanding.

Based on the current operating plan and financial resources, management believes its cash, cash equivalents and marketable securities at March 31, 2021, are sufficient to cover expenses and capital requirements into H1 2023. Our cash runway projection does not include exercising the glucose North American license option agreement.

Conference Call and Webcast

To participate in today’s conference call, please dial 855-327-6837 (Domestic/Toll-Free) or 631-891-4304 (International) and reference the conference ID: 10018968.

To participate via a webcast, please visit: Webcast Registration Link

The webcast will be archived for approximately 30 days and will be available at https://investors.gbs.inc/news-and-events/investor-calendar

About GBS Inc.:

GBS Inc. is a life sciences company developing non-invasive, real-time monitoring and diagnostic tests for patients and their primary health practitioners. With the world-first Biosensor Platform, GBS Inc. is developing and launching diagnostic tests urgently needed to help people living with diabetes.

For more information, please visit GBS.inc or follow GBS Inc. on Twitter and LinkedIn.

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, GBS Inc.’s ability to develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although GBS, Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. GBS Inc. has attempted to identify forward-looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in the Company’s public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

For more information, please contact:

Alex Arzeno – Vice President of IR & Communications

GBS, Inc.

Investor.Relations@gbs.inc

Investor Contact:

Tim McCarthy – Managing Director

LifeSci Advisors, LLC

Tim@LifeSciAdvisors.com

GBS, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(Amounts in $)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Revenue:
Other income:
Government support income	$192,500	$34,290	$370,291	$372,754
Total revenue	192,500	34,290	370,291	372,754

Operating expenses:
General and administrative	1,122,004	1,013,389	3,457,768	2,205,842
Development and regulatory approval	413,325	2,156,316	3,161,306	2,529,074
Prospectus and capital raising	-	5,100	-	358,674
Total operating expenses	1,535,329	3,174,805	6,619,074	5,093,590
Loss from operations	(1,342,829)	(3,140,515)	(6,248,783)	(4,720,836)

Other income (expense):
Interest expense	(4,217)	(18,561)	(4,892)	(1,091,249)
Loss from unconsolidated equity method investment	-	-	-	(135,692)
Realized foreign exchange income (loss)	10	8,774	(3,094)	(270,333)
Interest income	2,903	7,635	10,973	8,139
Total other income (expense)	(1,304)	(2,152)	2,987	(1,489,135)
Net loss	(1,344,133)	(3,142,667)	(6,245,796)	(6,209,971)
Net loss attributable to non-controlling interest	(8,887)	(14,854)	(17,900)	(25,684)
Net loss attributable to GBS Inc.	$(1,335,246)	$(3,127,813)	$(6,227,896)	$(6,184,287)

Other comprehensive loss, net of tax:
Foreign currency translation loss	$2,793	$(262,032)	$(57,334)	$(278,744)
Total other comprehensive loss	2,793	(262,032)	(57,334)	(278,744)
Comprehensive loss	(1,341,340)	(3,404,699)	(6,303,130)	(6,488,715)
Comprehensive loss attributable to non-controlling interest	(8,887)	(14,854)	(17,900)	(25,684)
Comprehensive loss attributable to GBS Inc	$(1,332,453)	$(3,389,845)	$(6,285,230)	$(6,463,031)

Net loss per share, basic and diluted	$(0.09)	$(0.27)	$(0.43)	$(0.64)
Weighted average shares outstanding, basic and diluted	14,889,904	11,795,741	14,590,656	9,667,399

GBS, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in $)

	March 31, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$10,756,089	$12,573,685
Grant receivable, current portion	1,661,573	2,098,884
Research and development tax incentive receivable	181,598	1,025,455
Other current assets	266,163	2,509,017
Total current assets	12,865,423	18,207,041
Grant receivable, net of current portion	1,186,838	3,148,328
Capital work in progress	306,792	-
Other non-current assets	-	504,000
TOTAL ASSETS	$14,359,053	$21,859,369

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$884,284	$1,467,968
Related party payables	-	13,323
Current portion of deferred grant income	3,376,628	2,098,884
Current employee benefit liabilities	171,263	102,475
Total current liabilities	4,432,175	3,682,650
Employee benefit liabilities	36,549	21,770
Long-term deferred grant income	1,186,838	3,148,328
Total liabilities	5,655,562	6,852,748
Commitments and contingencies (Note 9)

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 and 1,300,000 shares issued and outstanding at March 31, 2022 and June 30, 2021, respectively	-	13,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 14,889,904 and 13,582,122 shares issued and outstanding at March 31, 2022 and June 30, 2021, respectively	148,899	135,821
Additional paid-in capital	38,440,011	38,440,089
Accumulated deficit	(29,097,699)	(22,869,803)
Accumulated other comprehensive loss	(718,594)	(661,260)
Total consolidated GBS Inc. equity	8,772,617	15,057,847
Non-controlling interest	(69,126)	(51,226)
Total shareholders’ equity	8,703,491	15,006,621
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,359,053	$21,859,369